SEVERANCE AGREEMENT

     THIS SEVERANCE AGREEMENT (this "Agreement") is made as of November 12, 2004 between KinderCare Learning Centers, Inc. (the "Company"), and Bruce Walters (the "Executive").

                                    RECITALS

     A. The Company considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel. In connection with this, the Company's Board of Directors (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a change in control of the Company may exist and that such possibility, and the uncertainty and questions that it may raise among management, could result in the departure or distraction of management personnel to the detriment of the Company and its stockholders.

     B. The Executive possesses an intimate knowledge of the Company and the Board believes that it is desirable that the Company be able to call on and rely upon the counsel and advice of the Executive during a prospective change in control of the Company.

     C. In order to induce the Executive to remain in the Company's employ and to enhance the Company's ability to call on and rely on the Executive's counsel and advice in the event of a possible change in control of the Company, the Board desires to have the Company enter into this Agreement with the Executive.

     D. In consideration of the mutual promises and covenants made herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

1. DEFINITIONS. Capitalized terms used in this Agreement shall have the meanings assigned to them in the attached Appendix I or as otherwise defined herein.

2. OPERATION OF AGREEMENT.

     (a) Approval by Board of Directors. This Agreement has been approved by the Board and is effective as of the date set forth above.

     (b) Effectiveness of Certain Provisions. The provisions of Paragraphs 3 and 4 of this Agreement shall not become effective unless and until (i) there is a Change of Control Event and (ii) the Executive is employed by the Company at the time of such Change of Control Event.

     (c) No Restriction on the Company. Nothing in this Agreement restricts the Company's right to terminate the Executive's employment with the Company at any time before or after a Change of Control Event for any reason with or without Cause and with or without notice or requires the Company to make any payments to the Executive in connection with any termination of the Executive's employment before a Change of Control Event.

     (d) Term and Termination of Agreement. This Agreement shall terminate on the first to occur of the following:

          (i) Twenty-four (24) months after a Change of Control Event; or

          (ii) The termination of the Executive's employment with the Company prior to a Change of Control Event; or

          (iii) The termination of the Executive's employment with the Company following a Change of Control Event due to any of the following reasons: (a) termination by the Company for Cause, (b) death of the Executive, or (c) Permanent Disability of the Executive.

     If no Change of Control Event has occurred on or before March 31, 2006, this Agreement will terminate on April 1, 2006.

3. PAYMENTS AND BENEFITS UPON TERMINATION. Subject to Paragraph 2 and contingent upon the Executive's execution of the Release of Claims in the form of Appendix II and the expiration of the seven day revocation period provided by the Older Workers Benefit Protection Act without revocation of the release by the Executive, the Company shall make the following payments to the Executive following a Termination and with respect to a Change of Control Event:

     (a) Accrued Compensation. The Company shall pay to the Executive the following amounts when they are due, but in no event later than ten days after the date of Termination: (i) the Executive's unpaid salary and car allowance through the date of the Termination at the rate in effect at the date of Termination, (ii) any unpaid bonuses due the Executive under the Company's Management Bonus Plan with respect to any prior year of such plan and (iii) a bonus under the Company's Management Bonus Plan or bonus plan then in effect for the plan year in which the Termination occurs, pro rated through the date of Termination based on (x) the number of days on which the Executive was employed by the Company during the plan year prior to the date of Termination, (y) with respect to the Company performance portion, the estimated formula payout for the plan year based on the actual results through the date of Termination compared to the year-to-date budget and (z) the individual objective portion of such bonus being the greater of the target amount for the year or the amount of the individual objective portion of the Executive's bonus for the prior plan year. In addition, the Company shall pay the Executive all other amounts to which the Executive is entitled under any Company plan, agreement or policy, other than the Company's severance pay plans, at the time such payments are due.

     (b) Termination Payment. The Company shall pay the Executive within ten days after the date of a Termination an amount equal to the product of x the sum of (i) the Executive's annual base salary in effect immediately prior to the date of Termination and targeted incentive bonus under the Company's Management Bonus Plan for the plan year in which the Change of Control Event takes place and (ii) 25% of the amount of such base salary as a benefits allowance, multiplied by y 2.5. An example of the calculation of the Executive's Termination Payment is set forth in the attached Appendix III.

     (c) Plan Benefits. Upon a Termination, the Executive's active participation in the KinderCare Savings and Investment Plan (the "Savings Plan") and Nonqualified Deferred Compensation Plan (the "Deferred Compensation Plan") (collectively, the "Plans") shall terminate in accordance with the provisions of the applicable Plan and the Executive's benefits with respect to the Plans shall be paid in accordance with the terms of the applicable Plan, provided, however, that the Executive shall be fully vested in the Executive's accounts in each of the Plans as of the date of the Termination. The Termination Payment made pursuant to Paragraph 3(b) above shall not affect the calculation of benefits under the Plans and therefore shall not in any way increase or reduce the amount payable to the Executive under the Plans. To the extent that the Executive's account under the Savings Plan cannot be fully vested without adversely affecting the qualified status of the Savings Plan under the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay the Executive an additional benefit under the Deferred Compensation Plan at the time the Executive's Deferred Compensation Plan benefits are payable in an amount equal to the unvested portion of the Executive's account in the Savings Plan.

     (d) INTENTIONALLY OMITTED.

     (e) Taxes With Respect To Payments. In connection with a Change of Control Event, the Company's accountants, Deloitte & Touche LLP, shall promptly determine whether any payments, distributions or benefits (or the acceleration of the right to receive any payments, distributions or benefits) received or to be received by the Executive from the Company or any affiliate of the Company under this Agreement or under any other agreement, plan or otherwise ("Payments") are subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"). Deloitte & Touche LLP shall make this determination without applying the exemption for small business corporations contained in Section 280G(b)(5) of the Code unless Deloitte & Touche LLP delivers a written opinion reasonably satisfactory to the Executive that the exemption does apply. If Deloitte & Touche LLP determines that Payments are subject to the Excise Tax, then the Company shall pay to the Executive an additional payment (the "Excise Tax Gross-Up Payment") at the time such Payments are made to the Executive. The amount of the Excise Tax Gross-Up Payment shall be the amount as determined by Deloitte & Touche LLP necessary to put the Executive in the same after-tax financial position that the Executive would have occupied if the Payments were not subject to the Excise Tax, assuming for this purpose that the Executive is subject to federal and state income tax at the highest marginal rates applicable to individuals in the state in which the Executive resides in the year in which any Excise Tax Gross-Up Payment is made. If, after Payments and any related Excise Tax Gross-Up Payment are made to an Executive, there is a determination, within the meaning of Section 1313 of the Code, that Excise Tax is owed by the Executive in an amount greater than the amount originally determined by Deloitte & Touche LLP, then the Company shall pay an additional Excise Tax Gross-Up Payment to the Executive with respect to the additional Excise Tax. Any Excise Tax Gross-Up Payment required pursuant to this Agreement shall be paid to the Executive less applicable withholding. The Executive shall promptly inform the Company of, and shall permit participation by the Company in, any investigation, audit or other proceeding by or with the Internal Revenue Service or any other taxing authority with respect to Excise Tax, and shall not consent to a settlement or final determination with respect to Excise Tax without the prior written consent of the Company, which shall not be withheld unreasonably.

     (f) No Mitigation. All payments and benefits to which the Executive is entitled under this Agreement shall be made and provided without offset, deduction or mitigation on account of income the Executive may receive from other employment, and the Executive shall have no duty to mitigate by seeking other employment or by becoming self-employed.

     (g) Death of the Executive. In the event of the Executive's death subsequent to a Termination, all payments and benefits required by this Agreement shall be paid to the Executive's designated beneficiary or beneficiaries or, if the Executive has not designated a beneficiary or beneficiaries, to the Executive's estate.

     (h) Exclusive Remedy. In the event the Executive accepts the payments and benefits called for pursuant to this Agreement, such payments and benefits shall be the sole and exclusive remedy for any alleged injury or other damages arising out of the cessation of the employment relationship between the Executive and the Company. Except as expressly set forth herein, the Executive shall be entitled to no other compensation, benefits, or other payments from the Company as a result of the termination of the Executive's employment.

4. OUTPLACEMENT SERVICES. Outplacement services will be provided at the expense of the Company under a preferred client contract with Drake, Beam, Morin, Inc. of Portland, Oregon. These services will consist of the Senior Executive Program provided by such firm at an approximate cost of $12,000 per person and will be available for six (6) months following the date of Termination.

5. CONFLICT IN BENEFITS. This Agreement shall supersede all prior arrangements and understandings between the Executive and the Company with respect to any compensation or benefits payable to the Executive upon a Termination or in connection with a Change of Control Event. Notwithstanding the forgoing, this Agreement shall not supersede or affect any rights the Executive may have under the following plans and agreements:

     (a) Management Bonus Plan,

     (b) Nonqualified Option Agreement and 1997 Stock Purchase and Option Plan for Key Employees of the Company and Subsidiaries,

     (c) Management Stockholder's Agreement,

     (d) Savings Plan, and

     (e) Deferred Compensation Plan.

6. MISCELLANEOUS.

     (a) Legal Expenses. The Company shall pay all costs and expenses, including attorney's fees and disbursements, of the Company and, at least monthly, the Executive, in connection with any proceeding whether instituted by the Company or the Executive relating to the interpretation or enforcement of any provision of this Agreement (including in any action seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding relating to the application of Section 4999 of the Code to any payment or benefit provided by the Company or any appellate proceeding). The Company also agrees to pay prejudgment interest on any money judgment obtained by the Executive as a result of such proceeding, from the date that payment should have been made to the Executive under this Agreement at the prime rate as announced from time to time by Bank of America.

     (b) Notices. Any notice or other communication provided for in this Agreement or contemplated hereby shall be sufficiently given if given in writing and personally delivered or delivered by certified mail, return receipt requested, and addressed, in the case of the Company, to the Company at:

                           KinderCare Learning Centers, Inc.
                           650 NE Holladay Street, Suite 1400
                           Portland, OR 97232
                           Attn:  General Counsel

and, in the case of the Executive, to the Executive at:

                           Bruce Walters
                           3447 Barrington Dr.
                           West Linn, OR 97068

Either party may designate a different address by giving written notice of change of address in the manner provided above.

     (c) Waiver. No waiver or modification in whole or in part of this Agreement, or any term or condition hereof, shall be effective against any party unless in writing and duly signed by the party sought to be bound and expressing the intent of the parties to waive or modify this Agreement. Any waiver of any breach of any provision hereof or any right or power by any party on one occasion shall not be construed as a waiver of, or a bar to, the exercise of such right or power on any other occasion or as a waiver of any subsequent breach.

     (d) Binding Effect; Successors. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Company and the Executive and their respective heirs, legal representatives, successors and assigns. For purposes of the foregoing, the successors to the Company shall include, without limitation, successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the assets of the Company (a "Company Successor"). If the Company shall be merged into or consolidated with another entity, the provisions of this Agreement shall be binding upon and inure to the benefit of the entity surviving such merger or resulting from such consolidation. The provisions of this Paragraph 7(d) shall continue to apply to each subsequent employer of the Executive hereunder in the event of any subsequent merger, consolidation or transfer of assets of such subsequent employer.

     (e) Severability. Any provision of this Agreement which is unenforceable or invalid in any respect in any jurisdiction shall be ineffective in such jurisdiction to the extent that it is unenforceable or invalid without affecting the remaining provisions hereof, which shall continue in full force and effect. The unenforceability or invalidity of a provision of this Agreement in one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     (f) Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon applicable to contracts made and to be performed therein.

     (g) No Employment Right Created. Nothing in this Agreement shall confer on the Executive any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Executive at any time for any reason whatsoever, with or without Cause, except as may be otherwise provided in any written employment agreement between the Executive and the Company. This Agreement shall not constitute an agreement for employment.

     IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the day and year first above written.

COMPANY:                               Executive:

KinderCare Learning Centers, Inc.



By: /s/ EDWARD BREWINGTON             /s/ BRUCE WALTERS
    ------------------------------    ------------------------------------------
Title: Senior Vice President,         Bruce Walters
       Human Resources & Education

                                   APPENDIX I

     Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated.

     (i) "Cause" means (i) the Executive's willful and continued failure to perform Executive's duties with respect to the Company or its subsidiaries which continues beyond ten days after a written demand for substantial performance is delivered to the Executive by the Company and which could reasonably result in demonstrable and substantial injury to the Company or (ii) misconduct by Executive (x) involving dishonesty or breach of trust in connection with Executive's employment, (y) which would be a reasonable basis for an indictment of Executive for a felony or for a misdemeanor involving moral turpitude, or (z) which results in demonstrable and substantial injury to the Company.

     (ii) "Change of Control Event" means any one of the following: (a) the consummation of a sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any person except a person in which the stockholders of the Company own, directly or indirectly, a majority of the voting power of such person's outstanding equity securities immediately following such transaction; (b) the consummation of any transaction which results in another person or group (other than KLC Associates, L.P., KLC Associates II, L.P. or any of their affiliates, partners or partners' affiliates) becoming the "beneficial owner" (as defined in Rules l3d-3 and l3d-5 of the Securities Exchange Act of 1934) directly or indirectly, of 25% or more of aggregate total voting power of the outstanding equity securities of the Company if after such transaction KLC Associates, L.P, KLC Associates II, L.P. and any of their partners, affiliates and partners' affiliates as a group, are the beneficial owners, directly or indirectly, of less of the aggregate total voting power of the outstanding equity securities of the Company than such acquiring person or group; or (c) the Company consolidates with, or merges with or into, another person, unless immediately after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own, directly or indirectly, and in the same proportion as immediately prior to the transaction, a majority of the voting power of the outstanding equity securities of the person surviving or created in such merger or consolidation or of the person which owns a majority of the voting power of such surviving or created person's equity securities immediately following such transaction.

     (iii) INTENTIONALLY OMITTED

     (iv) "Permanent Disability" means, as applied to the Executive, that (a) the Executive has been totally incapacitated by bodily injury or disease so as to be prevented thereby from engaging in any occupation or employment for remuneration or profit, (b) such total incapacity shall have continued for a period of six consecutive months and (c) such total incapacity will, in the opinion of a qualified physician approved by the Executive and Company, be permanent and continuous during the remainder of the Executive's life.

     (v) "Termination" means any termination of the employment of the Executive following the occurrence of any Change of Control Event, by the Company except for Cause or by the Executive for any reason; provided, however, that "Termination" shall not include any termination of the employment of the Executive (a) by the Company as a result of the Permanent Disability of the Executive, or (b) as a result of the death of the Executive.

                                   APPENDIX II
                                RELEASE OF CLAIMS

1. Parties.

     The parties to Release of Claims (hereinafter "Release") are Bruce Walters and KinderCare Learning Centers, Inc., a Delaware corporation, as hereinafter defined.

     1.1 Executive.

     For the purposes of this Release, "Executive" means Bruce Walters and his or her attorneys, heirs, executors, administrators, assigns, and spouse.

     1.2 The Company.

     For purposes of this Release "Company" means KinderCare Learning Centers, Inc., a Delaware corporation, its predecessors and successors, corporate affiliates, and all of each corporation's officers, directors, employees, insurers, agents, or assigns, in their individual and representative capacities.

2. Background And Purpose.

     Executive was employed by Company. Executive's employment is ending effective __________ under the conditions described in Section 3 of the Severance Agreement dated November 12, 2004 between Company and Executive ("Agreement").

     The purpose of this Release is to settle, and the parties hereby settle, fully and finally, any and all claims Executive may have against Company, whether asserted or not, known or unknown, including, but not limited to, claims arising out of or related to Executive's employment, any claim for reemployment, or any other claims whether asserted or not, known or unknown, past or future, that relate to Executive's employment, reemployment, or application for reemployment.

3. Release.

     Except as provided in paragraph 3.1, Executive waives, acquits and forever discharges Company from any obligations Company has and all claims Executive may have including but not limited to obligations and/or claims arising from the Agreement or any other document or oral agreement relating to employment compensation, benefits, severance or post-employment issues. Executive hereby releases Company from any and all claims, demands, actions, or causes of action, whether known or unknown, arising from or related in any way to any employment of or past or future failure or refusal to employ Executive by Company, or any other past or future claim (except as reserved by this Release or where expressly prohibited by law) that relates in any way to Executive's employment, compensation, benefits, reemployment, or application for employment, with the exception of any claim Executive may have against Company for enforcement of this Release. This release includes any and all claims, direct or indirect, which might otherwise be made under any applicable local, state or federal authority, including but not limited to any claim arising under state statutes dealing with employment, discrimination in employment, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Family and Medical Leave Act of 1993, the Equal Pay Act of 1963, Executive Order 11246, the Rehabilitation Act of 1973, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Age Discrimination in Employment Act, Older Workers Benefit Protection Act ("OWBPA"), the Fair Labor Standards Act, state wage and hour statutes, all as amended, any regulations under such authorities, and any applicable contract, tort, or common law theories.

     3.1 Reservations Of Rights.

     This Release shall not affect any rights which Executive may have under (i) any employee benefit plans or programs, including, without limitation, under any medical insurance, disability plan, workers' compensation, unemployment compensation, indemnifications, company stock incentive plan(s) and related agreements (including the Management Stockholder's Agreement between Company and Executive), or the Savings and Investment Plan and Nonqualified Deferred Compensation Plan maintained by the Company or (ii) any provision of the Agreement that contains obligations of Company that continue after the payment of benefits under Sections 3(a) and 3(b) of the Agreement, including without limitation, Sections 3(c), 3(d), 3(e), 3(g), 4, 5 and 6.

     3.2 No Admission Of Liability.

     It is understood and agreed that the acts done and evidenced hereby and the release granted hereunder is not an admission of liability on the part of Executive or Company, by whom liability has been and is expressly denied.

4. Consideration To Executive.

     After receipt of this Release signed by Executive, and the expiration of the seven-day revocation period provided by the OWBPA without Executive's revocation, Company shall pay the Executive the severance benefits as provided in the Agreement.

5. Scope Of Release.

     The provisions of this Release shall be deemed to obligate, extend to, and inure to the benefit of the parties; Company's parents, subsidiaries, affiliates, successors, predecessors, assigns, directors, officers, and employees; and each parties insurers, transferees, grantees, legatees, agents and heirs, including those who may assume any and all of the above-described capacities subsequent to the execution and effective date of this Release.

6. Opportunity For Advice Of Counsel.

     Executive acknowledges that Executive has been encouraged to seek advice of counsel with respect to this Release and has had the opportunity to do so.

7. Entire Release.

     This Release and the Agreement signed by Executive contain the entire agreement and understanding between the parties and, except as reserved in paragraph 3, supersede and replace all prior agreements, written or oral, prior negotiations and proposed agreements, written or oral. Executive and Company acknowledge that no other party, nor agent nor attorney of any other party, has made any promise, representation, or warranty, express or implied, not contained in this Release concerning the subject matter of this Release to induce this Release, and Executive and Company acknowledge that they have not executed this Release in reliance upon any such promise, representation, or warranty not contained in this Release.

8. Severability.

     Every provision of this Release is intended to be severable. In the event any term or provision of this Release is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction or by final and unappealed order of an administrative agency of competent jurisdiction, such illegality or invalidity should not affect the balance of the terms and provisions of this Release, which terms and provisions shall remain binding and enforceable.

9. Parties May Enforce Release.

     Nothing in this Release shall operate to release or discharge any parties to this Release or their successors, assigns, legatees, heirs, or personal representatives from any rights, claims, or causes of action arising out of, relating to, or connected with a breach of any obligation of any party contained in this Release.

10. Costs And Attorney's Fees.

     In the event of any administrative or civil action to enforce the provisions of this Release, Company shall pay Executive's reasonable attorneys' fees through trial and/or on appeal.

11. Acknowledgment.

     Executive acknowledges that the Release provides severance pay and benefits which Company would otherwise have no obligation to provide.

12. Revocation.

     As provided by the OWBPA, Executive is entitled to have 21 days [or 45 days if required at the time by the OWBPA] to consider this Release. For a period of 7 days from execution of this Release, Executive may revoke this Release. Upon receipt of Executive's signed Release and the end of the revocation period without revocation by Executive, payment by Company as described in paragraph 4 above will be forwarded by mail in a timely manner as provided herein.



_______________________________________     Dated: _____________________________
Bruce Walters



STATE OF ________________)
                         ) ss.
County of _______________)

     Personally appeared the above named and acknowledged the foregoing instrument to be his or her voluntary act and deed.

                           Before me:  _________________________________________
                                       Notary Public for _______________________
                                       My commission expires: __________________


COMPANY



By: ___________________________________     Dated: _____________________________
Its:___________________________________

                                  APPENDIX III

Termination payment (assumes current base salary and target bonus):


    Base        Incentive        Benefits                      Termination
   Salary         Bonus         Allowance       Multiple         Payment
  --------     -----------     -----------     ----------     -------------